Exhibit 99.1
 Proxy Contest for Board Change at Athira Pharma, Inc. (NASDAQ: ATHA)  Immediate Change is Necessary

   DISCLAIMER     The views expressed herein and in any other solicitation materials referenced herein and/or attached hereto represent the opinions of Richard A. Kayne and certain of his affiliates (collectively, the “Kayne Entities”) that hold shares of Athira Pharma, Inc. (“Athira” or the “Company”) and are based on publicly available information with respect to the Company. The Kayne Entities and the other participants in the Kayne Entities’ solicitation are collectively referred to herein as the “Participants”. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with their conclusions. The Participants reserve the right to change any of their opinions expressed in any of the solicitation materials at any time as they deem appropriate.The solicitation materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. The solicitation materials do not constitute a recommendation to purchase or sell any security. Each of the Kayne Entities beneficially owns, and/or has an economic interest in, securities of the Company. It is possible that there will be developments in the future that cause the Kayne Entities from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.Although the Participants believe the statements made herein and in the other solicitation materials are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication any of them may make with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of such statements and communications and of the Company and any other companies to which those statements or communications may be relevant.The solicitation materials may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of the Participants.The Participants have not sought or obtained consent from any third party to use any statements or information contained herein or in any other solicitation materials. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein or therein. All trademarks and trade names used in any solicitation materials are the exclusive property of their respective owners.Additional InformationOn April 11, 2022, Mr. Kayne, together with the other Participants, filed a definitive proxy statement (the “Definitive Proxy Statement”) and an accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to solicit votes for the election of their slate of highly qualified director nominees at the 2022 annual meeting of the stockholders of the Company.THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND ARE ALSO AVAILABLE AT NO CHARGE ON REQUEST FROM THE PARTICIPANTS’ PROXY SOLICITOR, HARKINS KOVLER, LLC AT (800) 339-9883 OR VIA EMAIL AT ATHA@HARKINSKOVLER.COM.Cautionary Statement Regarding Forward-Looking StatementsCertain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Participants’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Important factors that could cause actual results to differ materially from the expectations set forth herein include, among other things, the factors identified in the Company’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  2

 3  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

 Ric Kayne and his affiliated entities are long-term investors and one of the largest shareholders in Athira Pharma, Inc. (NASDAQ: ATHA) (“Athira” or the “Company”), owning almost 5% of the outstanding stock. We began investing in Athira over six years ago, well prior to its initial public offering in 2020. Our financing allowed the Clinical 1B trials to come to fruition and pave the way for a successful IPO. We genuinely believe in the company and the prospects of ATH-1017 or “fosgonimenton”, a potentially game-changing treatment for Alzheimer’s disease (AD).We are not activist investors – we have never run a proxy fight and likely never will again.  However, as responsible stewards of capital, we can no longer stand by and allow the mismanagement of Athira to persist and jeopardize the potential success of ATH-1017 as Athira enters the most critical phase of clinical trials over the next 18 months.Ric Kayne founded Kayne Anderson Capital Advisors and Kayne Anderson Rudnick, entities with billions of dollars of assets under management entrusted by both institutional and retail clients.  He has built a career on identifying and building stellar management teams to promote growth and build shareholder value. George Bickerstaff is the former CFO of Novartis Pharma AG and founding partner of M.M. Dillon & Co., a leading Healthcare and Technology Focused Boutique Investment Bank.  He has extensive experience serving as a director and executive for numerous biotech and healthcare companies.   Who We Are  4

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Why Change is Warranted at Athira

- We believe that Athira's legacy directors and management lack the skill and expertise required to successfully achieve FDA approval for ATH-1017.

- The Board mishandled an investigation into the former CEO's graduate research – the second such investigation that yielded no new results.
  - Director Edelman had said to Mr. Kayne "Leen has to go," in advance of the investigation, serving as a precursor of the actions that followed.
  - The conduct at issue related to enhanced images, not the underlying data or conclusions, and had nothing to do with ATH-1017.
  - The Board conducted **no executive search** and summarily appointed Mark Litton as President and CEO without proper vetting.
  - Dr. Litton lacks the required expertise and has a track record of professional failure; and misstated his academic credentials to the company and shareholders which was only corrected after we alerted Athira.

- The poor decisions of the Board have resulted in significant destruction of shareholder value.
  - When Athira hastily announced Litton taking day to day control without providing proper context, ~$263 million in shareholder value evaporated in a single day – a 39% drop in share price.
  - Predictably, the stock price partially rebounded when Athira announced that the investigation did not imperil ATH-1017.

- The inexperienced Board lacks the independent vision and foresight necessary to guide Athira to success.
  - The Board initially refused to offer open label extensions[1] for patients receiving ATH-1017 and agreed to do so after our pressure as described in our letter dated April 11, 2022.
  - Athira failed to add directors with relevant biotechnology and operational experience. Athira only added Grant Pickering and Michael Panzara as directors in response to our pressure to add relevant operational and industry expertise to the Board.

- The Board has administered poor governance while allowing the number of ethnically diverse directors to decline to zero.
  - Athira maintains governance provisions that are misaligned with the broader market and shareholder preferences including a classified board without a sunset, no majority vote standard for director elections, and super majority vote requirements.
  - The Board has no ethnic diversity after the forced and unwanted resignation of Dr. Kawas.

1. Additional drug doses provided to patient participants in clinical trials, after the trials have expired; such extensions enhance data collection and drug development, provide continued relief for patients and families, and enhance the prospects of successful drug development

5

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Our Plan for Change

- Directors Joseph Edelman and John Fluke are two of the longest tenured members of the Board, and each are on the Nominating and Governance Committee. Messrs. Edelman and Fluke bear significant blame for the Board's failures.

- Mr. Edelman is the only member of the Board with significant ownership through his Perceptive Advisors fund; however, Mr. Edelman is not the right shareholder representative.
  - Perceptive invested in 150 companies, several of them pursuing treatment for AD that may be competitive with ATH-1017.
  - Mr. Edelman's investment in Athira amounts to only 0.4% of the total holdings in his Life Sciences fund and does not rank among the fund's top 30 investments.
  - While Mr. Edelman may be an experienced healthcare investor, he is not an experienced or effective director. Unlike Ric Kayne who builds businesses, Joe Edelman is, at bottom, a trader.
  - Joe Edelman's hedge fund, Perceptive Advisors, is a significant investor in Kronos, where director Barbara Kosacz is Chief Operating Officer and General Counsel, further raising conflict concerns.

- Mr. Fluke's most significant professional experience was at a truck manufacturing company. His limited experience within the healthcare industry was ineffective – under his watch, one company was sued by the SEC and the other deregistered as a public company.

- As a legacy member of the Athira Board and Nominating and Governance Committee, Mr. Fluke sat idly by while his Board colleagues pursued value-destructive investigations, made uniformed executive hiring decisions resulting in further value decline, and maintained poor governance standards.

- **Our plan includes**:
  1. Necessary Board refreshment to remove ineffective legacy directors in favor of credible shareholder advocates with relevant expertise
     - Replace Joseph Edelman with a truly committed shareholder in Ric Kayne
     - Replace John Fluke with a highly effective director with extensive expertise in Biotech in George Bickerstaff
  2. Conduct an extensive CEO search to ensure that Athira has the right executive leader
  3. Remedy the shareholder unfriendly governance provisions
  4. Focus on diversity within the Board room

6

 Nominees  Richard A. Kayne  George W. Bickerstaff, III   Relevant Experience      Other Professional Experience      Accomplished Investor Nominees with Relevant Credentials and Expertise  7

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Richard Kayne: Solid Track Record of Building Successful Businesses



Richard A. Kayne

Firms Founded

Kayne Anderson
Capital Advisors, L.P.

- Richard Kayne is the founder and co-chair of Kayne Anderson Capital Advisors
- Founded in 1984
- Manages $34 billion in assets under management with five different investment companies
- A leading alternative investment management firm focused on real estate, credit, infrastructure/energy, renewables, and growth equity
- Developed knowledge and sourcing advantages to mitigate and reduce risk while maximizing opportunities
- Maintains an extensive network of deep, relevant relationships

KAR
Kayne Anderson Rudnick

- Richard Kayne founded Kayne Anderson Rudnick, a traditional investment management firm
- Grew the firm to over $10 billion in assets under management
- Sold in 2001 to Phoenix Companies

Early Investor and Director

freshpet

Current Board:
- Early investor & Board member (NASDAQ: FRPT)
- Market Cap: $4.4 billion
- IPO in 2014 at $19.75 per share
- Today trading at $101.74 (4/11/22)
- **Total Shareholder Return since IPO: 490%**

Past Boards:
- Foremost Corporation of America (Sold to Hartford Companies)
- Glacier Water (Sold to Primo)

Nonprofits, Charities & Foundations

Mr. Kayne is a trustee and former Chairman of the Investment Committee for:
- University of California at Los Angeles Foundation
- The Jewish Community Foundation Los Angeles

FOUNDATION Jewish Community Foundation Los Angeles | UCLA Foundation | HMI | Camino Nuevo Charter Academy | Alliance College-Ready Public Schools | yearup | College Opportunity | youth entrepreneurs | ScholarMatch | KIPP LA Schools | children's institute | JVS Scholarship Program Since 1972 | Homeboy Industries | Kayne Scholars

8

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

George Bickerstaff: Extensive Leadership and Expertise in Biotech and Healthcare



George W. Bickerstaff, III

Firms Founded

M.M. Dillon & Co.

- George Bickerstaff was a founding partner of M.M. Dillon & Co. in 2009
- Firm is a leading Healthcare and Technology Focused Boutique Investment Bank
- Offers a blend of senior transaction execution capabilities combined with C-Suite corporate sector experience
- Works with leading public and private healthcare and technology companies, hedge funds, private equity and venture capital firms across the healthcare and technology landscape
- Primary focus is Biotech, Biopharma, Specialty Pharma, Devices, Software, Security and Equipment

Executive Roles

- Novartis Pharma AG – Chief Financial Officer
- Workscape, Inc. – Executive Vice President and Chief Financial Officer
- Uniscribe Professional Services, Inc. – Executive Vice President and Chief Financial Officer
- Intellisource Group, Inc. – Executive Vice President and Chief Financial Officer
- Cognizant Corporation – Vice President
- IMS Healthcare – Chief Financial Officer

Director

Current Boards:

- Innoviva, Inc. – Board Chair and Chair of the Audit Committee
- CareDx

Past Boards:

- Axovant Sciences Ltd.
- Inovio Pharmaceuticals, Inc.
- Cardax, Inc.
- ARIAD Pharmaceuticals, Inc.

Nonprofits, Charities & Foundations

Mr. Bickerstaff serves on the Board of Directors of:

- International Vaccine Institute (currently serves as Chairperson of the board)
- International Centre for Missing and Exploited Children
- and the Center for Disease Dynamics, Economics & Policy
- (currently serves as Vice Chairperson)
- Global Oncology (served as Chairperson of the board)
- Global Alliance for Vaccines and Immunization

9

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

About Athira (ATHA)

- Founded in 2011, Athira is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration.
- Potentially pivotal program in Alzheimer's with a growing pipeline to address neurogenerative and neuropsychiatric indications.
- Small molecule compounds based on strong science are designed to act on naturally occurring mechanisms to repair disruptions in neuronal connectivity found in a variety of neuropsychiatric diseases.
- Aims to provide rapid cognitive improvement and alter the course of neurological diseases.
- Athira's approach is designed to augment neuronal growth factor signaling through the HGF/MET, a naturally occurring regenerative system.
- Athira believes enhancing HGF/MET signaling has the potential to protect existing neurons from damage, reduce inflammation, promote regeneration, and positively modulate brain activity.
- Anticipate that all of these characteristics may improve neuronal health and translate into clinical benefits.
- Athira Pharma's proprietary drug discovery platform, or "ATH" platform, consists of a series of molecules that are designed to target either (1) the central nervous system, by crossing the blood brain barrier or (2) the peripheral nervous system.

Athira PHARMA

Current:

- ✓ Enrollment completed for Phase 2 ACT-AD trial in Oct 2021
- ✓ Strong enrollment to-date in the Phase 3 LIFT-AD trial
- ✓ Open label extension trial underway for ACT-AD and LIFT-AD

REGIMEN
Once per day

DELIVERY MODE
Subcutaneous injection

DOSAGE FORM
Prefilled syringes

Phase 1 Achievements:

- ✓ Every patient receiving treatment had a level of improvement
- ✓ The objective measure of cognitive processing, improved with treatment
- ✓ Treatment was safe and well-tolerated

10

 Market Opportunity  11  Source: Athira Corporate Presentation April 2022https://www.who.int/news-room/fact-sheets/detail/dementiahttps://www.alz.org/media/documents/alzheimers-facts-and-figures.pdfGlobalData AD prevalence data access and analysishttps://www.nia.nih.gov/news/half-alzheimers-disease-cases-may-be-mildClearView Healthcare Partners Market Research Analysis

 Current Status and Expected Milestones  12  Source: Athira Corporate Presentation April 2022  (ATH-1017)

 Timeline  13

 Kayne’s push for change resulted in appointment of Grant Pickering and Dr. Michael Panzara to the Board  14

 15  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

 16  Need For Immediate Change   - TSR Underperformance  Immediate Change is Necessary

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Since Athira's IPO, the Board has overseen destruction of shareholder value

- The market had confidence in Dr. Kawas.
- The stock price plummeted 39% when Dr. Litton assumed day to day control related to the investigation, which was poorly communicated

Total Shareholder Return
IPO to March 25, 2022
(1-day prior to Kayne nomination becoming public)


Athira Pharma, Inc.
SPDR S&P BIOTECH ETF
TSR Performance during Dr. Leen Kawas as the CEO
ATHA share price jumped 20% between 3/18/2022 and 3/25/2022 following presentation of base line data at an industry conference (03/20) and Clinical update (03/24)
-21.88
-25.54
100
80
60
40
20
0
-20
-40
-60
10/1/20
1/1/21
4/1/21
7/1/21
10/1/21
1/3/22

Source: Factset

17

 The Board failed to properly communicate investigation of Athira’s Co-Founder, Dr. Leen Kawas, and its potential impact on clinical trials, resulting in significant loss of shareholder value  18  Source: Factset  Total Shareholder ReturnJune 16, 2021 to Oct 21, 2021 (Board investigation concluded)

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Stock Partially Rebounded When the Investigation Concluded

- "Athira stock has traded range-bound over the past few months, as the CEO situation has created uncertainty around Athira's Phase I P300 "biomarker" results for ATH-1017...
- An independent third-party confirms the key Phase I P300 "biomarker" data for ATH-1017 remains intact (core thesis), while another independent Board committee concludes the CEO's past actions are isolated events.
- The target molecule from the CEO's dissertation was Dihexa - different from ATH-1017 (the prodrug), which has a novel COM patent owned by Athira...
- The next catalyst is the first Phase II Alzheimer's readout in H1:22, which has just completed enrollment.
- We are hopeful the increased transparency reassures investors that the CEO's past actions are indeed isolated events, but understand the market may continue to debate the pros/cons of the (unusual) situation until Athira generates the first Phase II data in H1:22 (ACT-AD)."

- Jefferies, Oct 21, 2021

However, the rebound has **NOTHING** to do with confidence in his leadership. Market only reacted favorably to reaffirmation of ATH-1017 data.

Total Shareholder Return
October 18, 2021 (announcement of Dr. Litton's appointment as CEO) to Feb. 24, 2022 (one day prior to Kayne's nomination notice)


Athira Pharma, Inc.
SPDR S&P BIOTECH ETF
100
80
60
40
20
0
-20
-40
11/1/21
12/1/21
1/3/22
2/1/22

Source: Factset

19

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Performance of Athira's stock price since Dr. Mark Litton's appointment as CEO has NOTHING to do with his stewardship or decision-making

- Market only reacted favorably to reaffirmation of ATH-1017 data
- Dr. Litton has failed to educate analysts and has caused confusion - the function of a CEO is to clearly message the Company's mission and goals.

- "Beyond matters of management personnel, more importantly, in our view, Athira also re-confirmed its position that ATH-1017, the Company's lead candidate for treatment of Alzheimer's dementia, was not the subject of Dr. Kawas' work, and that neither a recently issued (in June 2021) patent covering ATH-1017, nor an underlying patent application, cites any scientific work from Dr. Kawas' graduate school studies.

- We remind that the Phase 1a/b data generated for ATH-1017 serves as the basis of the candidate's two current Phase 2 trials, ACT-AD and LIFT-AD.

- In our view, the news comes as a positive, helping to lift what we believe has been a meaningful overhang on the stock. We note that since the Company's announcement on June 18 that Dr. Kawas had been placed on temporary leave relating to questions pertaining to her prior doctoral research, Athira stock has significantly underperformed, with shares -47% (vs. -7% for the S&P XBI Biotech ETF and +9% for the S&P 500). With this in mind, we would expect the stock to open higher at the market open, as we believe investor concerns around Athira (the Company) and in particular, ATH-1017 (the asset), will begin to recede."

- Goldman Sachs, Oct 22, 2021

20

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Following the partial rebound, under Dr. Mark Litton's tenure as President & CEO and until the public disclosure of the Kayne's nomination, the stock price declined 19%



$40
$35
$30
$25
$20
$15
$10
$5
$0
Sep-20
Dec-20
Feb-21
May-21
Aug-21
Oct-21
Jan-22
Apr-22
Term of Former CEO (Dr. Leen Kawas)
ATHA share price **fell 47%** from announcement of investigation into Dr. Kawas' research until Oct. 21, 2021 Business Update, when the company reaffirmed that the investigation had no impact on ATH-1019 trials
After the market reaction to Oct. 21, 2021 update, ATHA share price **fell 19%** between Nov. 5, 2021 (Business Update) and March 25, 2022 (preliminary proxy statement disclosing Kayne nomination)
Oct 21, 2021: Stock **jumped 63%** over a 10-day window following Athira's conclusion of the internal investigation into Dr. Kawas' research papers. Company concluded that the ongoing trials for ATH-1019 were not impacted by investigation into Dr. Leen Kawas' research papers

21

 22  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

A Case Study in Poor Oversight

2011 – 2014

- Leen Kawas conducts doctoral research as a graduate student at Washington State University
- Athira attempts to develop Dihexa licensed exclusively from Washington State University
- Dr. Kawas appointed CEO of Athira on a non-compensatory basis

Ph.D. Research Conducted on Dihexa over 10 Years Ago



Leen Kawas

+

WASHINGTON STATE UNIVERSITY

Dihexa



June 2021 – October 2021

- Allegations were raised with the company regarding Leen Kawas, Ph.D., President and Chief Executive Officer of Athira
- The Board determined to place Dr. Kawas on temporary paid leave pending a review
- A Special Committee was formed to lead the review, even though Dr. Kawas admitted enhancement of cosmetic images

Allegations give way to 4-month Special Committee Investigation

On Temporary Leave



Leen Kawas

Assumed CEO Duties



Mark Litton

Results

- WSU's Dihexa patent incorporates images from papers co-authored by Dr. Kawas, certain of which were altered by Dr. Kawas
- Athira's issued U.S. patent claiming ATH-1017 does not cite any paper which the committee found to contain an altered image
- On October 18, 2021, Dr. Kawas submitted her resignation as president, CEO, and director
- Athira appointed Mark Litton as president, CEO, and director

Unprecedented Shareholder Value Destruction


$21
$17
$13
$9
5/1/2021
10/21/2021
47% Loss of Shareholder Value

23

 Open Questions for Athira’s Board that Led to Destruction of Shareholder Value when John Fluke was Chairman  The identical allegations were raised in 2015 at the board and no action was taken because no data was altered and the enhancements were purely cosmetic. Why did the same actions in 2021 warrant a special committee and 4-month investigation into academic conduct that occurred over a decade ago while Dr. Kawas was attending graduate school and which she readily admitted at the outset? If the underlying Athira research was unaffected and the potential misconduct had no risk to the enterprise, why was Dr. Kawas forced to step down? When and how was it decided that a CEO change was necessary? Why didn’t the Board conduct a formal search? Why didn’t the Board vet the academic credentials of Dr. Litton in light of potential successor would not have any similar issues?   24

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Significant Value Destruction


$24
$19
$14
$9
6/1/2021
6/21/2021
7/11/2021
7/31/2021
8/20/2021
9/9/2021
9/29/2021
10/19/2021
June 2021
Allegations were raised with the company regarding research papers published by Dr. Leen Kawas while she was a graduate student at Washington State University between 2011 to 2014
June 16, 2021
The Board placed Dr. Kawas on temporary pending a review, even though Dr. Kawas admitted enhancement of images
A Special Committee was formed to lead the review
The Special Committee engaged law firm Morrison & Foerster to act as independent counsel
Oct 21, 2021
The Company announced the completion of the internal investigation along with certain changes in Athira leadership
- Dr. Leen Kawas resigned as the CEO
- Dr. Mark Litton was appointed as the permanent CEO



Mark Litton

After months of uncertainty regarding the science behind Athira's clinical trials, the Board and the Special Committee conclued:

*Our lead drug candidate, ATH-1017, is an investigational therapeutic with robust clinical and preclinical data...**neither this patent, nor the underlying patent application cite any of the papers the Special Committee found contained images altered by Dr. Kawas.**"*

- Mark Litton, Athira Executive Update Call Transcript October 21, 2021

As shareholders, we question the Board's actions that created uncertainty regarding Athira's business while destroying $300M of shareholder value

25

       Position  Athira Co-Founder, CEO and President, January 2014 -October 2021  Athira COO, July 2019 – October 2021Athira CEO, October 2021 – Present   Age  36  54  Credentials  Ph.D. in molecular pharmacology, Washington State University (2011)Pharmacy degree, University of Jordan (2008)  Ph.D. in immunology, Stockholm University (1997)M.B.A., Santa Clara University (1994)B.A. in biochemistry and molecular biology, University of California Santa Cruz (1990)  Allegation  Improprieties relating to research conducted as a graduate student  Misstatement of academic credentials in Athira public filings and on LinkedIn  Allegation Time Period   2011 – 2014 (prior to employment with Athira)  2019 – 2021 (while an officer of Athira)  The Board is Guilty of Promoting a Classic Double-Standard  26  Mark Litton  Leen Kawas

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

The Board is Guilty of Promoting a Classic Double-Standard (cont'd.)

	 ***Leen Kawas***	 ***Mark Litton***
Board Action	• Placed on administrative leave pending review • Launched a Special Committee investigation that lasted four months • Engaged law firm Morrison & Foerster to assist with the investigation	(none)
Result	• Determined that there were altered images in 2011 dissertation and other research papers as graduate student • Found actions posed no material risk to business and had no impact on ATH-1017 • Forced to resign in October 2021	(none)
Double Standard Beneficiary	✘	✓

1. https://www.sec.gov/Archives/edgar/data/0001620463/000119312522101009/d340906ddefc14a.htm

27

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

A Friend in Need is a Friend Indeed



Director Barbara Kosacz





CEO Mark Litton

Barbara Kosacz, Chair of Nomination and Governance Committee, bears significant responsibility for the hasty promotion of her friend **Mark Litton**

- Barbara Kosacz, a former lawyer, was appointed to Board of Directors in March 2021
- Joe Edelman's hedge fund, Perceptive Advisors, is a significant investor in Kronos, where Barbara Kosacz is Chief Operating Officer and General Counsel
- Mark Litton and Barbara Kosacz have been friends for several years and Mark Litton recommended Barbara Kosacz to the board
- Barbara Kosacz was the lawyer for Alpine BioPharma and Alpine Immune Sciences
  - Mark Litton's places of employment before he was passed over for CEO or terminated which further demonstrates economic and professional ties between Barbara Kosacz and Mark Litton
- In March 2021, just as Barbara Kosacz was appointed, the board was considering terminating or reassigning Litton from any operational role
- By June 2021, the tables had turned and Litton was Interim CEO and the permanent CEO by October 2021 without any search whatsoever
- With Just nine months on the job, Barbara Kosacz had made $440,000 in total compensation and had authorized two salary raises and RSU awards for Mark Litton

1. https://www.sec.gov/Archives/edgar/data/0001620463/000119312522101009/d340906ddefc14a.htm

28

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Why Dr. Litton is Not the Right Candidate

- Tenure: Only 2 years at Athira prior to becoming CEO.
- Inconsistency between bio in 2020 and 2022, mistaking academic credentials.
- Lacks applicable experience to lead the Company through clinical trial process and open label extension. Previous experience consists of mostly business development roles.
  - Alpine Immune Sciences, Inc. (President & COO)
  - Alder BioPharmaceuticals, Inc. (Chief Business Officer, Treasurer & Secretary)
  - Celltech Group (VP of Business Development)
  - Ribozyme Pharmaceuticals Inc. (Manger of Business Development)
  - DNAX Research Institute (Research Associate)
- Since being promoted to CEO, Athira has lost a key clinician who was integral to the success of ATH-1017's earlier clinical trials.
- Raises significant questions about whether the current management team, led by Dr. Litton, has the expertise and experience to guide the Company through ATH-1017's remaining clinical to a successful conclusion.

Dr. Litton's Previous LinkedIn Profile:


Education
Santa Clara University Leavey School of Business
Master of Business Administration (M.B.A.), Marketing and Economics
Stockholm University
Doctor of Philosophy (Ph.D.), Immunology
UC Santa Cruz
Bachelor of Applied Science (BASc), Biochemistry

September 18, 2020: Final Prospectus from IPO (Form 424BA)

"*Mark Litton, M.B.A., Ph.D.*, has served as our chief operating officer since July 2019. Prior to joining Athira Pharma, Inc., Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience's merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc) a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994 and a B.S. in biochemistry from the University of California Santa Cruz in 1990."

April 5, 2022: Definitive Proxy Statement (DEFC14A)

"*Mark Litton, M.B.A., Ph.D.*, has served as our president and chief executive officer and member of our board of directors since October 2021 and previously served as our chief operating officer since July 2019. Prior to joining us, Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience's merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc) a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994 and a B.A. in biochemistry and molecular biology from the University of California Santa Cruz in 1990."

29

 Why Dr. Litton is Not the Right Candidate (cont’d.)  30  Company  Position  Tenure  Publicly Traded Company (At time of employment)  Market Cap  Industry    Clinical Trial Experience  Prior Experience                President & COO  Less than 1 year    235.4M  Biotechnology      Chief Business Officer, Treasurer & Secretary  14 years    Acquired by Lundbeck A/S  Lundbeck A/S: Drug Manufacturers – Specialty & Genetics      VP of Business Development  5 years    Acquired by UCB  UCB: biopharmaceutical     Ribozyme Pharmaceuticals Inc.   Manger of Business Development  2 years    N/A  Biotechnology      Research Associate  3 years    Merck & Co. Parent Company   Merck & Co.: Drug Manufacturers –  General     Mark Litton

 Experienced and Active Management is Critical to Clinical Trials, Which Need “Science” and “Operations”  31  Lead Trial Clinician at Athira who was instrumental in success of Phase 1B trialsHas recently left, frustrated with Litton, leaving a critical void at the worst possible timeRemote work taken to a new level: Chief Medical Officer, Hans Moebius, lives in Switzerland (9 hours ahead of Pacific Time)Active management is extremely important for clinical trials for drugs like 1017 – successful trials requires “science” and “operations”“Science” requires knowledge of and experience with the design and analysis of clinical trials; knowledge of the disease and its treatments and the specific clinical trial treatment, its mechanism of action, non-clinical pharmacology and toxicology, its pharmacokinetic profile and risk profile; the measurement of disease and disease outcome as selected for a particular clinical trial; using all of the above to identify persons who can serve as investigators and/or contractors; coupled with a deep understanding of the ethics of human experimentation; and insight into how all of these affect the conduct of the experiment called a clinical trial."Operations" refers to the project management of a clinical trial or trials such that the trial is conducted as described in its protocol, on time, to budget, with the insight to recognize when a trial's conduct is not progressing according to the protocol and plan, the imagination and ability to develop responsible adaptations to trial plans; all with the intent of delivering trial results that are true to the protocol's intent and purpose.Dr. Mark Litton has zero clinical trial experience and is lacking in “science” and “operations”How can he be expected to lead at this important time?   Mark Litton

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Expert View by Athira Co-founder

"In 2015, I received notice from the editor of The Journal of Pharmacology and Therapeutics (JPET) that there were questions regarding published Western blots in two papers. Specifically, it was alleged that Dr Kawas had cut and pasted images from multiple gels into what appeared to be single blots…

…When I learned of this, I did four things immediately.

1. *I searched other papers that Leen coauthored for similar activity and found one more example of blot embellishment. I then informed the JPET.*
2. *I contacted my department chairman, Steve Simasko, of the issue as a means of informing WSU.*
3. *I called and informed **John Fluke**, the chairman of the board of then M3 Biotechnology,*
4. *I called and informed Jay Wright, the other co-founder of M3 Biotechnology and a coauthor on most of Leen's papers…A couple weeks later when Leen had returned from visiting family in Jordan, **John Fluke** and I met with Leen where she immediately admitted embellishing the blot pictures.*

After discussions with Dr Simasko, John Fluke, and Jay Wright and based on our discussion with Leen it was decided to request from JPET the opportunity to submit new confirmatory data…These new Western blot data, as well as corroborating ELISA data, were then submitted to JPET on April 7, 2016. I was surprised that they chose not to publish the new data even though our previous email communications suggested that they would (I possess the entire email stream documenting this interaction with JPET)…

…Nevertheless, when I heard nothing back from them after the submission, I assumed they were satisfied, and the issue was closed."



Dr. Joseph Harding
Professor Emeritus
Washington State University

Joe Harding (wsu.edu)
https://www.sec.gov/Archives/edgar/data/884413/000089914022000464/a041322b.htm

32

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Expert View by Athira Co-founder (cont'd.)

"For many reasons, Leen's embellishments of blot pictures, although totally inappropriate, were completely immaterial to the conclusions of any of the papers…

It was her vison and drive alone that [led] to the discovery of ATH-1017, Fosgonimotone, the prodrug form of Dihexa.

It was Leen's leadership and attention to detail that shepherded the first IND through the FDA without any comments, thus cementing a great relationship with the FDA. She and Xue Hua, Athira's past Vice President of Clinical Trials, Research crafted our unique and effective preclinical and clinical strategies…

Leen almost single-handedly captained the successful series A and B fundraising rounds enabling Athira to move into more advanced and potentially pivotal trials. Many world-class series B investors invested in Leen as much as they invested in ATH-1017 because they knew that she would see ATH-1017's development through to a successful conclusion. She and Xue also augmented Athira's coffers with grants, providing non-dilutive capital…

Athira's conversion to a public company and a very successful IPO are completely attributable to Leen efforts. Her competent interactions with the board, bankers, attorneys, and the SEC were essential to making the public offering successful. Perhaps even more important than her accomplishments on behalf of Athira is the culture of openness and cooperation she nurtured as CEO, treating all employees as essential contributors to a world-altering activity.

Finally, it needs to be noted that she did all this as an immigrant, minority woman with her first venture. To say that her performance has been nothing short of amazing is an understatement."



Dr. Joseph Harding
Professor Emeritus
Washington State University

Joe Harding (wsu.edu)
https://www.sec.gov/Archives/edgar/data/884413/000089914022000464/a041322b.htm

33

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Expert View by Athira Co-founder (cont'd.)

“Conclusion

Leen’s gel picture embellishments have been blown way out of proportion to their significance and in no way discount the scientific validity of her work and the subsequent development of ATH-1017 at Athira. This judgement is based on a plethora of corroborating evidence produced by other laboratories and at Athira. This was simply a foolish error of judgement by a young graduate student who mistakenly thought that her activity was appropriate. In my view, Leen is a scientist of impeccable integrity with unmatched intelligence, creativity, drive, and business judgment as evidenced by her exemplary role as CEO at Athira.

I vehemently disagree with the decision of Athira’s board to dismiss Leen over a misstep taken as a young graduate student almost a decade ago and something that had no bearing on her impeccable performance as Athira’s CEO. In my mind, the entire situation regarding the blot pictures was a mountain out of a molehill; something I have articulated many times. Leen is truly a singular talent whose capabilities are simply not replaceable. Thus, the expertise and vision that Athira has lost with her dismissal, in my opinion, casts doubt on Athira’s future.”



Dr. Joseph Harding

Professor Emeritus

Washington State University

Joe Harding (wsu.edu)

https://www.sec.gov/Archives/edgar/data/884413/000089914022000464/a041322b.htm

34

 35  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Governance Practices are Not Aligned with the Broader Market

- *Athira has several governance practices that are both considered poor governance and are not aligned with the majority of companies in the Russell 3000 and S&P 500 indices*

	Athira's Alignment with Majority of Companies[1]			
Negative Governance Provisions in Place	**Russell 3000**		**S&P 500**	
Classified Board	43.5%	✗	13.4%	✗
Directors Removed Only for Cause	46.9%	✗	24.7%	✗
Supermajority Vote Requirement to Remove Directors	33.5%	✗	14.3%	✗
Supermajority Vote Requirement to Amend Charter	55.3%	✓	36.4%	✗
Supermajority Vote Requirement to Amend Bylaws	43.6%	✗	23.4%	✗
Exclusive Forum	59.8%	✓	49.6%	✗

- *Likewise, there are several shareholder friendly provisions that Athira has failed to implement, which is similarly out of step with corporate practices across the major indices*

	Athira's Alignment with Majority of Companies[1]			
Best Governance Provisions Lacking	**Russell 3000**		**S&P 500**	
Majority Vote Standard	46.5%	✓	89.6%	✗
Director Resignation Policy	52.5%	✗	90.4%	✗
Shareholders can Call a Special Meeting	47.4%	✓	67.2%	✗

1. FactSet

36

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Proxy Advisors are Unanimous in their Negative View of Athira's Governance Practices

ISS

Key Takeaways

At the time of its IPO in September 2020, the company had in place a classified board and supermajority vote requirements to enact changes to the governing documents. These provisions adversely impact shareholders' rights and the board failed to remove or subject them to a sunset requirement.

GLASS LEWIS

POST-IPO CORPORATE GOVERNANCE

...The Company has included a number of provisions in its governing documents that restrict the rights of shareholders. We are particularly concerned that the Company has provided for (i) a classified board of directors; (ii) a plurality voting standard for director elections; (iii) director removal from office only "for cause" and by a supermajority vote; (iv) supermajority vote requirements for amendments to the Company's governing documents; (v) an exclusive forum provision; (vi) lack of shareholder rights to call a special meeting or act by written consent; and (vii) an equity plan with an "evergreen" provision.

Poor Governance

ISS QualityScore Ratings[1]

Overall Governance	7
Audit	7
Board	5
Shareholder Rights	8
Compensation	8

High Risk

Shareholder Unfriendly Provisions:

- *Classified board*
- *Plurality vote standard*
- *No shareholder right to call a special meeting or act by written consent*
- *Supermajority requirements*
- *Directors can only be removed for cause and with a Supermajority Vote*
- *Exclusive forum provision*

37

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Board Ethnic Diversity Has Been Eliminated Under this Nominating/Governance Committee

- Since losing the only two Ethnically Diverse Directors in 2021, The Nominating and Corporate Governance Committee has failed to put forward any Ethnically Diverse Nominees
- The result is that the Athira Board currently has No Ethnic Diversity
- Ric Kayne supported Dr. Kawas, a Jordanian immigrant woman who the board summarily dismissed for immaterial decade old academic impropriety

2020		2020	2021	2022		
Ethnic Directors		**New Directors**				



Tadataka Yamada[1]	*Leen Kawas*	*Kelly Romano*	*Barbara Kosacz*	*Grant Pickering*	*Michael Panzara*	*Mark Litton*
(Departed in 2021)		No New Ethnically Diverse Nominees				

Zero Ethnically Diverse Directors



Board Size
% Non-White
10
8
6
4
2
0
100%
80%
60%
40%
20%
0%
5
7
8
40.0%
28.6%
0.0%
2020²
2021²
2022²

Nominating and Corporate Governance Committee



Barbara Kosacz
Chairwoman



Joseph Edelman ***John Fluke, Jr.***

Athira Nominees at the 2022 Shareholder Meeting

1. Former Director and Board Chair Dr. Tadataka Yamada, M.D., died unexpectedly of natural causes on August 4, 2021
2. As reported in 2020 S-1 filing August 26, 2020, and subsequent proxies

38

 Using Non-Disclosure to Coverup a Poor Track Record on Board Diversity  39    Is the Board hiding behind Non-Disclosure to make its lack of diversity more palatable to investors?Despite the Non-Disclosure of Demographic Background, which Board  member can be considered Non-White?  Grant Pickering  Michael Panzara  Mark Litton  Joseph Edelman  John Fluke, Jr.   James Johnson  Kelly Romano  Barbara Kosacz  2022 Proposed Board

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

The 'Evolution' of the Nominating and Corporate Governance Committee

- Directors Edelman and Fluke have been the mainstays of the Nominating and Corporate Governance Committee since inception
- Accordingly, Directors Edelman and Fluke bear the majority of responsibility for Athira's Poor Corporate Governance and lack of Board Diversity


2020
IPO September 2020
2021
2022
2020 Committee
2022 Committee
Chairs
Tadataka Yamada
Barbara Kosacz
New Chair 8/4/2021
Barbara Kosacz
Members
Joseph Edelman
John Fluke, Jr.
Barbara Kosacz
New Member 3/4/2021
Joseph Edelman
John Fluke, Jr.
Athira Nominees at the 2022 Shareholder Meeting

40

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Shareholders Have a Rare Opportunity to Drive Governance Changes at Athira

- Athira has several governance practices that are not aligned with the market and are considered to be poor and high risk
- The poor governance has been recognized by proxy advisors ISS and Glass Lewis and have led to both adverse vote recommendations and unfavorable ratings
- Additionally, the Board has presided over the elimination of ALL diverse members and has failed to nominate any new ethnically diverse candidates
- These concerns can be traced directly to the Nominating and Corporate Governance Committee
- The two most senior members of that Committee are Joseph Edelman and John Fluke
- By supporting our nominees in favor of Directors Edelman and Fluke, shareholders have an opportunity to refresh the Nominating and Corporate Governance Committee and set Athira on the path to improved governance and more shareholder friendly practices



Joseph Edelman



John Fluke, Jr.

Why Legacy Directors Must Be Removed

- ✘ *Has been a Director of the Athira Board since 2014*
- ✘ *The longest tenured members of the Nominating and Corporate Governance Committee*
- ✘ *Responsible for several poor corporate governance practices including a Classified Board without a sunset requirement, the absence of Majority Voting for director elections, and Super Majority Vote Requirements*
- ✘ *Responsible for the absence of any Board ethnic diversity*

41

 42  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Athira Failures are the Direct Result of a Poorly Constituted Board

	Board Members, Roles, and Key Committees	Professional Experience	Prior Public Board Experience
	**Joseph E. Edelman** • Perceptive Advisors, Founder, CEO, and Portfolio Manager	Perceptive Advisors; Prudential Securities	✓
	**John M. Fluke, Jr.** • Fluke Capital Management, Chairman and Co-Founder	Fluke Venture Partners; Greater Seattle Chamber of Commerce; Washington State China Relations Council	✓
	**Grant Pickering** • Vaxcyte, Inc., Co-Founder and CEO	Vaxcyte; Algos Pharmaceutical Corporation; Juvaris Biotherapeutics, Inc.; Mymetics; Dendreon; Johnson & Johnson	✓
Directors not up for Election			
	**Kelly A. Romano** • Chairwoman of the Board • BlueRipple Capital, LLC, Founder and CEO	Potter The Symbol of Protection; United Technologies; ae Industrial Partners	✓
	**James A. Johnson** • Nohla Therapeutics, Former CFO	Nohla Therapeutics; relypsa; ZymoGenetics; C3J Therapeutics; nanoString	✗
	**Barbara Kosacz** • Kronos Bio, COO and General Counsel	Kronos Bio; Cooley	✓
	**Michael Panzara** • Wave Life Sciences, CMO and Head of Therapeutics Discovery and Development	Wave Life Sciences; genzyme; Biogen; Sanofi	✗
	**Mark Litton** • Athira Pharma, President and CEO	Alpine Immune Sciences; Alder Biopharmaceuticals	✗

*Edelman served on the board of Penwest Pharmaceuaticals for only one year before it sold

43

 Our Nominees have the Experience and Expertise Athira Needs  44  1  John Fluke served as Director and Principal Executive Officer of CellCyte Genetics Corporation, for which the SEC revoked its registration in June 2019         Our Nominees      Legacy Incumbents    Nominees, Roles, and Key Committees  Nominees, Roles, and Key Committees                    Richard A. Kayne  George W. Bickerstaff, III     Joseph E. Edelman  John M. Fluke, Jr.   Professional Experience  Professional Experience              Key Competencies  Biotech                Clinical Trial Experience            

 Why Joseph Edelman is Not the Right Fit for Athira Board  *Source: Factset  “Perceptive Advisors, a prominent biotech hedge fund that manages about $9 billion, lost about 30% this year through November [2021] in its main fund, investors say.” – WSJ article Dec.6, 2021“Joseph Edelman’s biotech hedge fund Perceptive Advisors lost 18% [in Jan. 2022], said people familiar with the firm.” - WSJ article Feb. 2, 2022  45  Director Joseph E. Edelman

 Why John Fluke is Not the Right Fit for Athira Board  Lack of Relevant Experience  Served as a director of PACCAR Inc. (a manufacturer of trucks) for almost 30 years (1984 to 2015) before retiring in April 2015Served as a director and Interim Principal Executive Officer of CellCyte Genetics Corporation (an OTC listed development stage biotechnology company)On September 8, 2009, the Securities and Exchange Commission (“Commission”) filed a civil action against Cellcyte, alleging certain violations of the securities laws. On the same date, the Company entered into a Consent Decree with the Commission, in which the Company did not admit or deny any of the allegations contained in the civil action, but agreed not to violate the securities laws in the future. The Company was not required to pay any penalty in connection with the Consent Decree. Mr. Fluke was the Interim Principal Executive Officer at the time of Consent Decree.*CellCyte failed to file timely financial statements for FY13 and FY14According to the last available 10-Q (30 Sept 2013), CellCyte had ZERO revenue, had incurred $12.6 million in accumulated losses since inception and had total assets of $27,663 only. According to the filing, “As of September 30, 2013, we had no cash and a working capital deficit of $398,701” [financials signed by Mr. Fluke as Interim Principal Executive Officer]SEC revoked CellCyte’s registration in June 2019**  *Source: https://www.sec.gov/Archives/edgar/data/0001325279/000105652009000465/f8ksecsettlementjf.htm** https://www.sec.gov/Archives/edgar/data/0001325279/999999999719005907/filename1.pdf   46  Director John Fluke, Jr.

 Why John Fluke is Not the Right Fit for Athira Board (contd.)  Lack of Relevant Experience  Served as a director of CTI Biopharma Corp . (Cell Therapeutics Inc.) from Nov. 2002 to Aug. 2005CTI focused on the development, acquisition and commercialization of drugs for the treatment of cancerAs of 30 June 2005, CTI total cash and cash equivalents of $26m, and total assets of $100MCTI Biopharma lost over 60% of its value during John Fluke’s term as a director  *Source: Factset. Nov 1, 2002 to Aug. 18, 2005   47  Director John Fluke, Jr.

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Why John Fluke is Not the Right Fit for Athira Board (contd.)



Director John Fluke, Jr.

He Knew of the Allegations and Dismissed them Earlier But Did Nothing to Protect Shareholders from a Second and More Costly Investigation

- Served on the Athira Board since December 2014, prior to the Company becoming public
- Was Chair of the Board in 2015 and was part of the first inquiry into the academic allegations into Dr. Kawas that led to a dismissal with no result
- Failed to help guide the Board in its second investigation which ended with the same findings as the first – that the academic conduct was immaterial to Athira – but resulted in in a 47% destruction in shareholder value

Shareholder Impact of Second Investigation – that Yielded No New Information


$21
$17
$13
$9
5/1/2021
10/21/2021
47% Loss = $318 M
in Shareholder Value

48

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Richard A. Kayne



Kayne Anderson Capital Advisors, L.P.

PROPEL BIO PARTNERS™

KAR Kayne Anderson Rudnick

CANTOR Fitzgerald

THE FOUNDATION JEWISH COMMUNITY FOUNDATION LOS ANGELES

THE UNIVERSITY OF CALIFORNIA UCLA

Stanford University

Mr. Kayne currently serves as Co-Chairman of Kayne Anderson Capital Advisors, L.P., an investment firm with over $34 billion in assets under management, which Mr. Kayne founded in 1984.

- Mr. Kayne also currently serves as a Principal of Propel Bio Partners, LP, a private equity fund focused on investments in life sciences businesses.
- Mr. Kayne previously founded Kayne Anderson Rudnick, an investment management firm, in 1984, and oversaw its growth to over $10 billion in assets under management and its sale in 2001 to the Phoenix Companies.
- Mr. Kayne was a Principal at Cantor Fitzgerald, L.P. from 1974 to 1984.
- Mr. Kayne began his career in the mid-1960s as an analyst with Loeb, Rhodes & Co. in New York
- Mr. Kayne's non-profit activities include serving as a Trustee, and previously as Chairman, of the investment committee of the University of California at Los Angeles (UCLA) Foundation and serving as a Trustee, and previously as Co-Chairman, of the investment committee of the Jewish Community Foundation of Los Angeles.
- Mr. Kayne has significant experience in investing in companies across a diverse group of industries over his 50-year business career. Mr. Kayne has participated in the governance of many companies as both a board member and significant shareholder.
- Mr. Kayne also built and managed a distinguished investment management company which invests capital on behalf of a wide range of institutional and individual clients.
- Mr. Kayne has had extensive experience in strategic planning, setting organizational goals and overseeing and evaluating management performance.
- Mr. Kayne received a Bachelor of Science degree in statistics from Stanford University in 1966 and a Master of Business Administration degree from the University of California, Los Angeles in 1968.

49

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

George W. Bickerstaff, III



M.M. Dillon & Co.
NOVARTIS
workscape
UNISCRIBE PROFESSIONAL SERVICES
Cognizant
imshealth
dun & bradstreet
General Electric
INNOVIVA
CareDx
axovant GENE THERAPIES
INOVIO POWERING DNA MEDICINES
cardax
ARIAD

George W. Bickerstaff, III currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005.

- From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc., a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions.
- From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local governments and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company.
- From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation from 1985 to 1989 and General Electric Company from 1978 to 1985.
- Mr. Bickerstaff currently serves as Chairman of the board of directors of Innoviva, Inc. and as Chair of the Audit Committee, and has served as a member of Innoviva's board since December 2017. Mr. Bickerstaff also currently serves on the board of directors of CareDx, Inc. Mr. Bickerstaff previously served on the board of directors of Axovant Sciences Ltd, Inovio Pharmaceuticals, Inc., Cardax, Inc., and ARIAD Pharmaceuticals, Inc., until it was acquired by Takeda Pharmaceutical Company Limited in February 2017.
- Mr. Bickerstaff's non-profit activities include serving on the board of directors of Global Oncology, the International Vaccine Institute, the International Centre for Missing and Exploited Children and the Center for Disease Dynamics, Economics & Policy.
- Mr. Bickerstaff received a Bachelor of Science degree in engineering and a Bachelor of Arts degree in business administration from Rutgers University in 1978.
- Mr. Bickerstaff has substantial financial experience in the healthcare and pharmaceutical industries, along with a wealth of knowledge in dealing with financial, accounting and regulatory matters in those industries and insight into the views of shareholders, investors, analysts and others in the financial community.

50

 51  Executive Summary  Need for Immediate Change  Case Study in Poor Oversight  More Governance Red Flags  Nominees Best Suited to Effect Change  Shareholder Call to Action  Immediate Change is Necessary

Executive Summary | Need for Immediate Change | Case Study in Poor Oversight | More Governance Red Flags | Nominees for Change | Shareholder Call to Action

Conclusion

- *We began investing in Athira over six years ago before the Company went public because we wanted to end the despair of patients and families struggling with Alzheimer's disease.*
- *ATH-1017 is one of the leading pharmaceuticals currently in development that could potentially relieve the suffering caused by Alzheimer's, but its path to market over the next 18 months may be jeopardized by the inexperienced leadership of Athira.*
- *We are not activists; but as concerned shareholders we must act now to ensure the success of ATH-1017 and Athira more broadly.*
- *Legacy Directors led by John Fluke and Joseph Edelman have:*
    - *Steered the Board into a redundant investigation that destroyed $318M in shareholder value and reiterated what had already been proven – the images enhanced in research conducted by the former CEO over 10 years ago were immaterial to Athira;*
    - *Installed an underqualified CEO who was facing termination or at minimum a demotion – without any search whatsoever – just prior to the recycled allegations; and*
    - *Presided over the expansion of poor governance and the diminution of Board diversity as legacy members of the Nominating and Governance Committee.*
- *Despite Mr. Edelman's significant investment in the stock, his interest is that of a trader and does not represent the interest of shareholders.*
- *Ric Kayne and George Bickerstaff will deliver the necessary change as our plan involves:*
    - *Replacing uncommitted and ineffective directors with a credible shareholder advocate and experienced leader in biotech;*
    - *Conducting an extensive CEO search to ensure that Athira has the right executive leader; and*
    - *Remedying the shareholder unfriendly governance provisions and bringing a focus on diversity to the Board.*

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Help Ric Kayne and George Bickerstaff bring Necessary Change to Athira

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